Morgan Stanley Variable Insurance Fund, Inc.  - Core
Plus Fixed Income Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3


Securities Purchased: Jaguar Land Rover Automotive plc 4.500% due 10/1/2027
Purchase/Trade Date: 10/4/2017
Offering Price of Shares: $100.000
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $425,000
Percentage of Offering Purchased by Fund: 0.085%
Percentage of Fund's Total Assets: 0.22%
Brokers: Deutsche Bank Securities, Goldman Sachs
International, J.P. Morgan, Morgan Stanley, BNP
PARIBAS, Credit Agricole CIB, Mizuho Securities,
NatWest Markets, Societe Generale Corporate &
Investment Banking, ING, UniCredit Bank
Purchased from: J.P. Morgan Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.


Securities Purchased:  Wal-Mart Store Inc. 3.625% due
12/15/2047
Purchase/Trade Date: 10/11/2017
Offering Price of Shares: $99.848
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $175,000
Percentage of Offering Purchased by Fund: 0.018%
Percentage of Fund's Total Assets: 0.09%
Brokers: Barclays, Citigroup, Morgan Stanley, HSBC,
J.P. Morgan, Mizuho Securities, BNP PARIBAS, Credit
Suisse, Goldman Sachs & Co. LLC, MUFG, US
Bancorp, Wells Fargo Securities, Santander, Standard
Chartered Bank, BBVA, ICBC Standard Bank, Lloyds
Securities, Loop Capital Markets, NatWest Markets,
Popular Securities, Scotiabank, TD Securities, Academy
Securities, C.L. King & Associates, The Williams
Capital Group, L.P.
Purchased from: Citigroup Global Markets Inc.
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.



Securities Purchased:  PNC Bank National Association
3.100% due 10/25/2027
Purchase/Trade Date: 10/18/2017
Offering Price of Shares: $99.966
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $600,000
Percentage of Offering Purchased by Fund: 0.060%
Percentage of Fund's Total Assets: 0.32%
Brokers: Morgan Stanley, Barclays, Goldman Sachs &
Co. LLC, PNC Capital Markets LLC,  Citigroup, Credit
Suisse, Deutsche Bank Securities, J.P. Morgan, Sandler
O'Neill + Partners, L.P., US Bancorp, Wells Fargo
Securities
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Capital One Financial
Corporation 3.300% due 10/30/2024
Purchase/Trade Date: 10/26/2017
Offering Price of Shares: $99.709
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $550,000
Percentage of Offering Purchased by Fund: 0.037%
Percentage of Fund's Total Assets: 0.29%
Brokers: BofA Merrill Lynch, J.P. Morgan, Morgan
Stanley, RBC Capital Markets, Capital One Securities,
Academy Securities, Blaylock Van, LLC, Ramirez &
Co., Inc. The Williams Capital Group, L.P.
Purchased from: J.P. Morgan Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.










Securities Purchased:  ITC Holdings 3.350% due
11/15/2027
Purchase/Trade Date: 11/9/2017
Offering Price of Shares: $99.932
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $450,000
Percentage of Offering Purchased by Fund: 0.090%
Percentage of Fund's Total Assets: 0.24%
Brokers:Barclays, J.P. Morgan, Morgan Stanley, Wells
Fargo Securities, Mizuho Securities, Scotiabank, BofA
Merrill Lynch, Credit Suisse, Goldman Sachs & Co.
LLC, TD Securities
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.


Securities Purchased:  Bank of Montreal 3.803% due
12/15/2032
Purchase/Trade Date: 12/7/2017
Offering Price of Shares: $100.000
Total Amount of Offering: $1,250,000,000
Amount Purchased by Fund: $450,000
Percentage of Offering Purchased by Fund: 0.036%
Percentage of Fund's Total Assets: 0.24%
Brokers: BMO Capital Markets, Citigroup, Goldman
Sachs & Co. LLC, UBS Investment Bank, BofA Merrill
Lynch, HSBC, Wells Fargo Securities, J.P. Morgan,
Morgan Stanley, Barclays, Credit Suisse, Desjardins
Capital Markets
Purchased from: BMO Capital Markets Corp
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.